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Exhibit 99.2

        Notice of Guaranteed Delivery

With Respect to Tender of
Any and All Outstanding 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017
In Exchange For
7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 of
Alphabet Holding Company, Inc.

Pursuant to the Prospectus dated                , 2014

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

The Exchange Agent is:
THE BANK OF NEW YORK MELLON

By Registered Mail, Certified Mail,
Overnight Courier or Hand Delivery:
The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations- Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Tel: 315-414-3362	By Facsimile: Fax: 732-667-9408 Confirm by Telephone: Tel: 315-414-3362

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus dated                , 2014 (the "Prospectus"), of Alphabet Holding Company, Inc., a Delaware corporation (the "Issuer"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form, or one substantially equivalent to it, must be used to accept the Issuer's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to U.S. $450,000,000 of its 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all its outstanding 7.75%/8.50% Contingent Cash Pay Senior Notes due 2017 (the "Outstanding Notes"), issued and sold on December 12, 2013 in a transaction exempt from registration under the Securities Act, if (i) the Outstanding Notes are not immediately available, (ii) the Outstanding Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent on or before the Expiration Date, or (iii) if the applicable procedures under the Automated Tender Offer Program of The Depository Trust Company cannot be completed on or before the Expiration Date. This form may be delivered by an eligible institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder ("Holder") of Outstanding Notes set forth in the Letter of Transmittal.

        The undersigned understands that tenders of Outstanding Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, before the Expiration Date, a facsimile transmission or letter which specifies the name of the person who tendered the Outstanding Notes to be withdrawn, identifies the Outstanding Notes to be withdrawn, including the certificate number or numbers and the aggregate principal amount of Outstanding Notes to be withdrawn, includes a statement that the person is withdrawing his election to have such Outstanding Notes exchanged, signed by the person who tendered the Outstanding Notes in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered, including any required signature guarantees and specifies the name in which the Outstanding Notes are to be re-registered, if different from that of the withdrawing holder, all in accordance with the procedures set forth in the Prospectus.

        All authority herein conferred or agreed to be conferred will survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned hereby tenders the Outstanding Notes listed below:

PLEASE SIGN AND COMPLETE

Certificate Numbers of Outstanding Notes (if Available)	Principal Amount of Outstanding Notes Tendered

Signature(s) of registered holder(s) or Authorized Signatory
Name(s)
(Please Type or Print)
Title
Address

Area Code and Telephone No.

Date
If Outstanding Notes will be tendered by book-entry transfer, check below: ☐ The Depository Trust Company

Depository Account No.:

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company together with an agent's message, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution hereof.

SIGN HERE

Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone No.:

Date:

        DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

PROCEDURES FOR TENDERING OUTSTANDING NOTES—GUARANTEED DELIVERY
INSTRUCTIONS

1.
Delivery of this Notice of Guaranteed Delivery.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover of this Notice of Guaranteed Delivery on or before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Issuer.

2.
Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.

        If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Outstanding Notes, without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Outstanding Notes, without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.
Requests for Assistance or Additional Copies.

        Questions relating to the Exchange Offer or the procedure for tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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  Exhibit 99.2